CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2026 relating to the financial statements of Gates Industrial Corporation plc and the effectiveness of Gates Industrial Corporation plc's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Gates Industrial Corporation plc for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Denver, Colorado
May 15, 2026